UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a party other than the Registrant    ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UnitedHealth Group Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UnitedHealth Group Incorporated Supplemental Proxy Materials
For the Annual Meeting of Shareholders on June 1, 2026
May 15, 2026

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), will hold its 2026 Annual Meeting of Shareholders on June 1, 2026. The Company has received inquiries regarding the Performance Improvement Awards granted in December 2025 and is submitting this supplemental disclosure to clarify that, as the Company does with its performance share awards, the Company will disclose the pre-established Performance Improvement Award performance goals and results in support of any award paid to executive officers in the proxy following completion of the 2026-2028 performance period.